EXHIBIT 10.1

FORM OF

GLOBAL PAKISTAN INC.

DIRECTOR INDEMNIFICATION AGREEMENT

This Director Indemnification Agreement (this “Agreement”) is entered into effective as of August __, 2023 by and between Gamer Pakistan Inc., a Delaware corporation (the “Company”), and the director of the Company identified on the signature page hereto (the “Director” and collectively with such Director’s Affiliated Persons, as defined below, the “Indemnitees”).

RECITALS

A. The Company and Director recognize the continued difficulty in obtaining liability insurance for its directors, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company and Director further recognize the substantial increase in corporate litigation in general, subjecting directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. The current protection available to directors may not be adequate under the present circumstances, and directors, including the Director, may not be willing to continue to serve or be associated with the Company in such capacities without additional protection for themselves and their Affiliated Persons.

D. The Company (i) desires to attract and retain the involvement of highly qualified persons, such as Indemnitees, to serve and be associated with the Company, and (ii) accordingly, wishes to provide for the indemnification and advancement of expenses to the Director and the Director’s Affiliated Persons as provided herein.

AGREEMENT

NOW, THEREFORE, the Company and the Director hereby agree as follows:

1. Indemnification.

(a) Indemnification of Expenses. The Company shall indemnify and hold harmless the Director and all of the Director’s Affiliated Persons (as defined below) to the fullest extent permitted by law if any such Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Director is or was (or is alleged to be or to have been) a director, controlling person, fiduciary or other agent or affiliate of the Company, or any subsidiary of the Company, or is or was (or is alleged to be or to have been) serving at the request of the Company as a director, officer, employee, fiduciary or other agent or affiliate of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such Indemnitee while serving (or allegedly serving) in such capacity, including, without limitation, any such Claim under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other federal or state statutory law or regulation, or any such Claim, at common law or otherwise, that relates directly or indirectly (i) to the registration, purchase, sale or ownership of any securities of the Company or (ii) to any fiduciary obligation owed with respect to the Company and its stockholders (hereinafter an “Indemnification Event”), against any and all losses, claims, damages, expenses and liabilities, joint or several, incurred in connection with such Claim (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) any such Claim and against any and all expenses, including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation related to such Claim), Provided, however, that said obligation to indemnify shall apply only if the person to be indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

Expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. Provided further, that the ultimate determination of entitlement to indemnification of persons who are nondirector or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion.

Provided further, the Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized in advance by the Board of Directors.

(b) Contribution. If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any Claims referred to therein, then the Company, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitees, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and any Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and any Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company and each Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall an Indemnitee be required to contribute any amount under this Section 1(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Indemnitee, or (ii) the net proceeds received by such Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

2.	Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all Expenses incurred by any Indemnitee. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event no later than ten (10) days after written demand by such Indemnitee therefor to the Company.

(b) Notice/Cooperation by Indemnitees. Each Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. In addition, each Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that any Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether an Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. If the Company has not paid such amounts directly, the Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of each Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

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(e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel approved by the applicable Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to such Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ such Indemnitee’s counsel in any such Claim at the Indemnitee’s expense and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is an actual or potential conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. As long as the Company has otherwise complied with the terms hereof, the Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim, action or proceeding against any Indemnitee without the consent of such Indemnitee, provided such settlement includes a full release of the Indemnitee by the claimant from all liabilities or potential liabilities under such claim.

3.	Additional Indemnification Rights; Non-exclusivity.

(a) Scope. The Company hereby agrees to indemnify each Indemnitee in accordance with the terms hereof, notwithstanding that such indemnification may not be specifically authorized by the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors, it is the intent of the parties hereto that each Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

(b) Non-exclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which any Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the Delaware Corporations Code, or otherwise. The indemnification provided under this Agreement shall continue as to each Indemnitee for any action such Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity.

4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, Articles of Incorporation, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

5. Partial Indemnification. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

6. Mutual Acknowledgment. The Company and each Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, controlling persons, fiduciaries or other agents or affiliates under this Agreement or otherwise. Each Indemnitee understands, acknowledges and agrees that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s rights under public policy to indemnify the Indemnitees, notwithstanding any provision hereof to the contrary.

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7. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, control persons, fiduciaries or other agents and affiliates, the Indemnitee shall be covered by such policies in such a manner as to provide to the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if such Indemnitee is a director, or of the Company’s officers, if such Indemnitee is not a director of the Company but is an officer; or of the Company’s controlling persons, fiduciaries or other agents or affiliates, if such Indemnitee is not an Officer or director but is a control person, fiduciary, agent or affiliate.

8. Construction of Certain Phrases.

(a) For the purposes of this Agreement, an "Affiliated Person" of an Indemnitee shall include any director, officer, employee, controlling person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), agent or fiduciary of the Indemnitee, any stockholder of the Company for whom Indemnitee serves as a director, officer, employee, controlling person, agent or fiduciary, and any partnership, corporation, limited liability company, association, joint stock company, trust or joint venture controlling, controlled by or under common control with such a stockholder. For these purposes, “control” means the possession, directly or indirectly, of the power to direct management and policies of a person or entity, whether through the ownership of voting securities, contract or otherwise.

(b) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents, fiduciaries and other Affiliated Persons, so that if Indemnitee is or was a director, officer, employee, agent, control person, fiduciary or an Affiliated Person of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, control person, agent or fiduciary or another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, such Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(c) For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if after the date of this Agreement (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding Voting Securities, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(d) For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(b) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last three years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

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(e) For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which an Indemnitee is seeking indemnification, or Independent Legal Counsel.

(f) For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

9. Company as Primary Indemnitor. Notwithstanding anything to the contrary in this Agreement, the Company hereby acknowledges that an Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby agrees with respect to any Indemnification Event (i) that it (or, to the extent applicable, its insurance provider) is the indemnitor of first resort (i.e., its obligations to an Indemnitee are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee are secondary) and (ii) that it shall be required to advance the full amount of Expenses incurred by an Indemnitee and shall be liable for the full amount of all Expenses to the extent legally permitted and as required by the terms of this Agreement without regard to any rights an Indemnitee may have against such other sources. The Company further agrees that no advancement or payment by such other sources on behalf of an Indemnitee with respect to any Claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing, and such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company with respect to the Indemnification Event.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company (and the Company may assign its rights and obligations under this Agreement in connection with any such transaction without the consent of any Indemnitee), spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether any Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise at the Company’s request.

12 Attorneys’ Fees. Subject to the other provisions of this Agreement, in the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, any Indemnitee shall be entitled to be paid all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action) incurred by such Indemnitee with respect to such action, regardless of whether such Indemnitee is ultimately successful in such action, and unless, as part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In connection with such action, Indemnitee shall be entitled to the advancement of expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action) with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by such Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action) incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action) with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of such Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

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13. Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be effective upon the earlier of receipt or (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one business day after the day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to an Indemnitee at the Indemnitee’s address as set forth beneath the Indemnitee’s signature to this Agreement, and if to the Company at the address of its principal corporate offices (attention: Chief Executive Officer) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

14. Consent to Jurisdiction. The Company and each Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in courts located in Wilmington, Delaware, which shall be the exclusive and only proper forum for adjudicating such a claim.

15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

17 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of each Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suite to enforce such rights.

18. Third Party Beneficiaries. Each Indemnitee is an intended third party beneficiary of this Agreement.

19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the Company and the Director, whereupon all Indemnitees shall be bound. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, including, but not limited to, any Indemnification Agreement executed by the parties hereto prior to the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GAMER PAKISTAN INC.,

a Delaware corporation

By:

DIRECTOR:

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